Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

Technology Demonstration Risk Reduction Agreement

This Technology Demonstration Risk Reduction Agreement (the “Agreement”) is made this 26th day of September, 2013 by and between Butamax Advanced Biofuels LLC, a Delaware limited liability company located at Bldg 356, DuPont Experimental Station, Wilmington, DE ("Butamax"), and Highwater Ethanol LLC, a Minnesota limited liability company located at 24500 U.S. 14, Lamberton, MN ("Highwater"). As used herein, the term "Party" shall refer to Butamax or Highwater and "Parties" shall refer to both Butamax and Highwater.

WHEREAS, Butamax has identified Highwater's ethanol plant as a potential preferred venue for the demonstration of a variety of Butamax technologies that are projected to provide Highwater and other dry grind corn biofuels plants with the opportunity to improve their financial performance;

WHEREAS, varying feedstock, energy prices and market factors, such as the blend wall, the Renewable Fuel Standard ("RFS") and competition among ethanol producers, have produced volatile financial results for Highwater and other ethanol producers;

WHEREAS, Highwater has one or more debt obligations that will be coming due as follows:

(i).	First National Bank of Omaha: Fixed Rate Note, due February 26, 2015; Variable Rate Note, due February 26, 2015, and

(ii).	US Bank / Oppenheimer due December 25, 2022, and the refinancing of these obligations is uncertain in light of economic and market conditions that may face the ethanol industry;

WHEREAS, it is important to Butamax that Highwater provide continuous operations while its ethanol plant is utilized as an operating, commercial-scale venue for demonstrating Butamax technologies;

WHEREAS, Highwater is willing to provide Butamax with information regarding its business and its financial performance so that Butamax and Highwater can anticipate and decide if and how to respond to financial challenges that Highwater may face that could interfere with Highwater’s ability to facilitate demonstration of Butamax Technology (as defined below); and

WHEREAS, Highwater and Butamax simultaneously with the execution of this Agreement, are entering into the Related Agreements (as defined below).

NOW THEREFORE, in consideration of the above and the mutual promises and agreements contained herein and in the Related Agreements (as defined below), the Parties hereby agree as follows:

1.      Definitions

For the purpose of this Agreement, capitalized terms used herein (including in the preamble and recitals hereto) and not otherwise defined herein shall have the following meanings:“Affiliate” shall mean, with respect to any person or entity, any person or entity that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such person or entity. For the purposes of this definition, the term "control" or "controls" or "controlled" means either (a) the power, direct or indirect, to direct or cause the direction of the management and policies of a person or entity whether by contract or otherwise or (b) ownership of fifty percent or more of the stock or other equity interest in a person or entity.

*** Confidential material redacted and filed separately with the Commission.

"Board" shall mean the Board of Governors or Board of Managers, as the case may be, of Highwater or Butamax.

"Butamax Technology" shall mean technology related to *** corn oil ***.

“Competitor" shall mean any entity other than Butamax or an Affiliate of Butamax *** a Competitor shall not include a biodiesel technology supply company so long as any implementation of such company’s biodiesel technology in the Plant that uses the Product does not adversely affect the value proposition for biobutanol or implementation of the biobutanol technology.

"Construction Agreement" shall mean the Construction Easement and Process Validation Agreement to be entered into between Butamax and Highwater regarding the installation of the Equipment simultaneously with the execution of this Agreement.

"Convertible Loan" shall mean a debt instrument containing terms substantially as attached hereto as Exhibit A.

"Equipment" shall have the meaning ascribed to the term "Butamax Unit 1" set forth in the Equipment Lease.

"Equipment Lease" shall mean the Equipment Lease to be entered into between Butamax and Highwater relating to Highwater's lease of the Equipment simultaneously with the execution of this Agreement.

"Financial Forecasts" shall mean such forecasts of future financial performance, financial position, cash flow (including any operating and capital expenditure), and budgets of Highwater that are generated for review by the Board of Highwater or as may be reasonably requested by Butamax.

"Financial Information" shall mean any monthly, quarterly, or annual financial information or reports regarding Highwater made available to the Board of Highwater and any other financial information as may be reasonably requested by Butamax.

"Financing Discussions" shall mean any and all discussions between Highwater and one or more third parties holding or representing holders of Highwater Outstanding Debt Instruments or other third parties regarding existing or proposed new financing.

"Highwater Outstanding Debt Instruments" shall mean the following loans owed by Highwater to financial institutions:

(i).	First National Bank of Omaha: Fixed Rate Note, due February 26, 2015; Variable Rate Note, due February 26, 2015, and

(ii).	US Bank / Oppenheimer due December 25, 2022.

"Member Control Agreement" shall mean the Second Amended and Restated Member Control Agreement of Highwater, dated as of March 4, 2011, as amended from time to time.
"Plant" shall mean only the Highwater ethanol plant located at Lamberton, Minnesota having a nameplate or nominal capacity of about fifty-five to sixty (55-60) million gallons of ethanol per year. Plant shall not include the Butamax Unit, unless otherwise specified.

"Product" shall mean saleable corn oil made, used, or sold from use or operation of the Plant. ***

"Related Agreements" shall mean any of the following agreements to be entered into between Butamax and Highwater: (i) Technology License, (ii) Equipment Lease, (iii) Construction Agreement, and (iv) Security Agreement.

"Representatives" shall mean, with respect to a Party, its officers, members, members of its Board of Managers (or similar body), Affiliates, advisors, representatives, financing sources or other agents.

"Security Agreement" shall mean the Security Agreement to be entered into between Butamax and Highwater simultaneously with the execution of this Agreement.

"Technology License" shall mean the Technology License to be entered into between Butamax and Highwater simultaneously with the execution of this Agreement.

“Third Party” shall mean any person other than a Party and/or other than any member of Butamax or any Affiliate of a Party or Affiliate of such member.

2.     Representations and Warranties

2.1 Highwater represents and warrants to Butamax as follows:

(i).
Organization. Highwater is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now conducted.

(ii).
Authority Relative to this Agreement and the Related Agreements. Highwater has the requisite corporate power and authority to execute and deliver this Agreement and the Related Agreements and consummate the transactions and actions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements by Highwater, and the consummation by Highwater of the transactions and actions contemplated hereby have been duly authorized by Highwater's Board and no other corporate or member proceedings on the part of Highwater are necessary to authorize this Agreement or the Related Agreements or to consummate the transactions and actions contemplated hereby. This Agreement and the Related Agreements have been duly and validly executed and delivered by Highwater and constitute the valid and binding obligations of Highwater, enforceable against Highwater in accordance with its terms, except as may be limited by bankruptcy, insolvency or other equitable remedies.

(iii).No Conflicts. Neither the execution and delivery of this Agreement or the Related Agreements by Highwater, nor the consummation by Highwater of the transactions and actions contemplated thereby, will violate, conflict with, result in the breach of, constitute a default under, require any additional approval under or accelerate the performance provided by any (a) terms, conditions or provisions of the organizational documents of Highwater or its affiliates, including the Member Control Agreement, (b) the Highwater Outstanding Debt Instruments, (c) other agreements to which Highwater or its affiliates is a party or by which it is bound, or (d) any law, rule or regulation.

(iv).Phase 2, Biobutanol. Highwater shall also use best efforts to modify any loan agreement or otherwise secure any needed permissions to implement Butamax biobutanol technology on a timely basis such that any biobutanol project will not be delayed for failure to acquire requisite permissions and/or approvals.
2.2 Butamax represents and warrants to Highwater on the date hereof as follows:

(i).
Organization. Butamax is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now conducted.

(ii).
Authority Relative to this Agreement and the Related Agreements. Butamax has the requisite corporate power and authority to execute and deliver this Agreement and the Related Agreements and consummate the transactions and actions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements by Butamax, and the consummation by Butamax of the transactions and actions contemplated hereby have been duly authorized by Butamax's Board and no other corporate or member proceedings on the part of Butamax are necessary to authorize this Agreement or the Related Agreements or to consummate the transactions and actions contemplated hereby. This Agreement and the Related Agreements have been duly and validly executed and delivered by Butamax and constitute the valid and binding obligations of Butamax, enforceable against Butamax in accordance with its terms, except as may be limited by bankruptcy, insolvency or other equitable remedies.

(iii).No Conflicts. Neither the execution and delivery of this Agreement or the Related Agreements by Butamax, nor the consummation by Butamax of the transactions and actions contemplated thereby, will violate, conflict with, result in the breach of, constitute a default under, require any additional approval under or accelerate the performance provided by any (a) terms, conditions or provisions of the organizational documents of Butamax or its Affiliates, (b) agreements to which Butamax or its Affiliates is a party or by which it is bound, or (c) any law, rule or regulation.

(iv).Phase 2, Biobutanol. Highwater shall also use best efforts to modify any loan agreement or otherwise secure any needed permissions to implement Butamax biobutanol technology on a timely basis such that any biobutanol project will not be delayed for failure to acquire requisite permissions and/or approvals.

2.2 Butamax represents and warrants to Highwater on the date hereof as follows:

(i).
Organization. Butamax is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now conducted.

(ii).
Authority Relative to this Agreement and the Related Agreements. Butamax has the requisite corporate power and authority to execute and deliver this Agreement and the Related Agreements and consummate the transactions and actions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements by Butamax, and the consummation by Butamax of the transactions and actions contemplated hereby have been duly authorized by Butamax's Board and no other corporate or member proceedings on the part of Butamax are necessary to authorize this Agreement or the Related Agreements or to consummate the transactions and actions contemplated hereby. This Agreement and the Related Agreements have been duly and validly executed and delivered by Butamax and constitute the valid and binding obligations of Butamax, enforceable against Butamax in accordance with its terms, except as may be limited by bankruptcy, insolvency or other equitable remedies.

(iii).No Conflicts. Neither the execution and delivery of this Agreement or the Related Agreements by Butamax, nor the consummation by Butamax of the transactions and actions contemplated thereby, will violate, conflict with, result in the breach of, constitute a default under, require any additional approval under or accelerate the performance provided by any (a) terms, conditions or provisions of the organizational documents of Butamax or its Affiliates, (b) agreements to which Butamax or its Affiliates is a party or by which it is bound, or (c) any law, rule or regulation.

3.     Information Sharing

3.1 Highwater shall provide Butamax with Financial Information and Financial Forecasts promptly as soon as practicable, on at least a monthly basis, to enable Butamax to understand Highwater assets, liabilities, revenues, costs of good, operational expenses and changes shareholder equity until such time as Highwater’s plant has been converted to the production of isobutanol or the expiration of the Lease Agreement, whichever is sooner. In addition, Highwater shall provide Butamax with reasonably detailed information (including but not limited to terms offered) regarding Financing Discussions as such discussions are being had, and shall provide Butamax with copies of any written proposals received in connection with such Financing Discussions. To the extent confidentiality obligations owed to third parties restrict Highwater from disclosing information regarding Financing Discussions, Highwater shall use reasonable best efforts to obtain consents or otherwise design procedures that would allow the disclosure of such information to Butamax and its Affiliates. Except to Affiliates, Butamax shall not disclose such Highwater information to third parties unless required by law, rule, regulation, or judicial or legal process. Highwater and Butamax agree to comply with all SEC rules and requirements in regards to use and disclosure of such financial information. If Highwater releases non-public financial information to Butamax pursuant to this Section 3, such information will be provided under obligations of confidentiality pursuant to a non-disclosure agreement that limits Butamax’s right to use that information only for purposes as provided in this Section 3 or as directed at the time of disclosure; specifically Butamax will not make trades based on information disclosed pertaining to this Section 3.

3.2 In connection with Butamax's rights under Section 5, Highwater shall notify Butamax if it issues any additional membership interests or other equity interests in Highwater, including any security or debt instruments convertible into, exercisable for, or exchangeable with such membership interests or other equity interests or any interest in Highwater having similar economic effect and advise Butamax of any decision by Highwater for the purchase (whether by membership interest purchase, merger, consolidation, tender, or exchange of or otherwise) of any equity interest of Highwater or all or a substantial portion of its assets.

3.3 Highwater hereby grants Butamax an option to appoint a person to participate in meetings of the Highwater Board and committees thereof as a non-voting Board observer. Such person (i) shall have the right to receive notice (as well as any materials provided to Board members) of and attend all Board and committee meetings of Highwater except for those portions of meetings where discussions or negotiations between Highwater and Butamax are before the Board and (ii) may disclose subjects and information discussed by the Board of Highwater with the officers of Butamax, the Board of Butamax and/or holders of equity interests of Butamax (hereinafter the “Butamax Parties”).

3.4 Butamax shall, and shall use reasonable best efforts to cause the other Butamax Parties to, keep all information disclosed by Highwater confidential and shall not disclose such information to any other party, provided that the Butamax Parties may disclose any such information (i) to each other or to any Representatives of the Butamax Parties or (ii) as required by law, rule, regulation or judicial or legal process.
3.5 Highwater agrees that it will not accept investment from or enter into an agreement with a Competitor. In addition, Highwater will not enter into an agreement with a Competitor that would prevent Highwater from providing to Butamax a first option to provide biobutanol technology to Highwater.

*** Confidential material redacted and filed separately with the Commission.

4.     Financing Option

4.1 Highwater represents that its Board has considered the Convertible Loan terms attached as Exhibit A and that its Board has found such terms to be a fair starting place for discussions between the Parties should Highwater wish to secure financing or equity investment from Butamax and in the event that Butamax in its sole discretion decides to provide such financing or investment to Highwater based on the facts available at the time. Each Party expressly agrees and acknowledges that neither this Section 4.1 nor Exhibit A contains or creates any express or implied obligation or commitment for either Party to enter into discussions or negotiations about or enter into an agreement for (i) the Convertible Loan or (ii) any other financing or equity investment from Butamax to Highwater.

5.	Right To Participate In Any Highwater Process To Secure Additional Equity Financing, Sell the Company or Merge

5.1 In the event that Highwater or its Board proposes to commence a process to explore, or enter into any agreement or transaction involving, any issuance or sale of any membership interests or other equity interests in Highwater (an “Equity Sale”), then Highwater shall provide Butamax written notice thereof as promptly as practicable following the determination to explore or pursue an Equity Sale (and in any event prior to entering into any agreement or commitment with respect to such Equity Sale). ***

5.2 In the event the Equity Sale involves the acquisition of membership interests or other equity interests in Highwater by investors who are not existing members of Highwater, then (i) the notice provide in Section 5.1 shall in no event be provided later than the time any such investors are first contacted regarding the Equity Sale and (ii) Butamax shall have the right (but not the obligation) to make an offer to purchase interests (units) subject to Highwater’s general terms of the issuance and the requirements, if any, of the Highwater member control agreement. Where Highwater is providing an offer for issuance under circumstances that limit participation such that Butamax would not be a qualifying participant ii) above will not apply.

6.     Term

6.1 This Agreement shall be effective as of the date hereof and shall continue in effect until the earlier of termination in accordance with Section 6.2 or the expiration or termination of all Related Agreements and repayment of the Convertible Loan, if issued.

6.2 Butamax may terminate this Agreement at any time on sixty days prior written notice to Highwater.

6.3 The expiration or termination of this Agreement shall (i) have no effect on the rights and liabilities of the Parties under any debt instrument or investment agreement entered into between the Parties, and (ii) not relieve any Party from any breach of this Agreement prior to the date of such expiration or termination.

7.     Entire Agreement.

This Agreement shall constitute the entire agreement between the Parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

8.     Confidentiality

Except as otherwise provided in this Agreement, Highwater and Butamax shall keep, and shall instruct their Representatives to keep, confidential the terms of this Agreement and the Related Agreements, unless otherwise agreed in writing by the Parties. The provisions of this Section 8 shall not apply to the disclosure or use of any information, documents or materials (i) to a Party's Representatives, (ii) which are or become generally available to the public other than as a result of disclosure in breach of this Section 8, (iii) by Butamax in connection with the perfection of any security granted under the Security Agreement, or (iv) required by applicable law, rule or regulation, or judicial proceeding or process (in the case of such judicial proceeding or process, if upon advice of counsel such disclosure is beneficial to a Party from a legal perspective) to be disclosed by a Party or its Representative, provided that if a Party or Representative is required to make such disclosure the Party (acting on its own behalf or on behalf of its Representative) will (a) as promptly as practically notify the other Party about the required disclosure, (b) to the extent permitted by law, rule or regulation and with the objective to limit the disclosure as much as possible, discuss the form, scope and content of such disclosure with the other Party, and (c) notify the other Party immediately after a disclosure has been made (whether or not such disclosure was discussed in advance pursuant to (b).

9.     Amendment; Waiver

Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Parties hereto, or in the case of a waiver, by the Party against whom the waiver is to be effective.

10.    Notices.

Service of all notices under this Lease shall be sufficient if given personally or mailed certified, return receipt requested, postage prepaid, at the address hereinafter set forth, or to such address as such party may provide in writing from time to time.
If to Butamax:

Chief Operating Officer
Butamax Advanced Biofuels, LLC
Building 356, DuPont Experimental Station
Wilmington, DE 19880

If to Highwater:

Chief Executive Officer
Highwater Ethanol LLC
24500 U.S. 14
Lamberton, MN 56152

11.    Expenses

Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the actions contemplated hereby shall be borne by the Party incurring such expenses.

12.    Assignment

No Party to this Agreement may assign or delegate any of its rights or obligations under this Agreement. Notwithstanding the above, Butamax may assign its rights and obligations to an Affiliate(s).

13.    Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that both Parties need not sign the same counterpart.

14.    Governing Law

This Agreement and the relationship between the Parties relating to this Agreement, and any and all claims, controversies and disputes arising out of, relating to, or in connection with this Agreement and the relationship between the Parties relating hereto and/or the formation, validity, interpretation, performance, nonperformance and/or enforcement hereof, shall be governed by and construed and interpreted in accordance with the laws of State of Minnesota.

15.    Jurisdiction

With respect to any suit, action or proceeding relating to this Agreement, each Party to this Agreement irrevocably (a) consents and submits to the exclusive jurisdiction of the courts of the State of Minnesota; (b) waives any objection which such Party may have at any time to the laying of venue of any action brought in any such court, waives any claim that such action has been brought in an inconvenient forum and further waives the right to object, with respect to such action, that such court does not have jurisdiction over such party; and (c) consents to the service of process at the address set forth for notices in Section 10 herein; provided, however, that such manner of service of process shall not preclude the service of process in any other manner permitted under applicable law.

16.    Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

17.    Severability

In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

18.    Interpretation

The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

19.    No Third Party Beneficiaries

This Agreement is solely for the benefit of the Parties hereto and is not intended to confer upon any other person except the Parties hereto any rights or remedies hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives and have entered the Effective Date on the first page hereof.

Highwater Ethanol LLC	Butamax Advanced Biofuels LLC
By: /s/ Brian Kletscher	By: /s/ Brenda Head
Name: Brian Kletscher	Name: Brenda Head
Title: CEO	Title: VP-Us Commercialization
Date: 9/27/2013	Date:

Technology Demonstration Risk Reduction Agreement
Exhibit A
Convertible Loan - Principal Terms
To the extent Highwater should wish to secure financing from Butamax and Butamax should wish to provide such financing or investment to Highwater, the below sets forth the basic terms for such financing in the form of a convertible note ("Note"). The below terms are non-exhaustive and additional covenants or restrictions may be requested by Butamax if required by the facts available to the Parties at the time any actual financing or investment is considered.
Principal Amount of Loan by Butamax to Highwater: to be agreed by the Parties.
Interest: Interest rate 7.5% per annum.
Interest is payable quarterly and shall be payable in cash.
Amortization Schedule: The Principal Amount shall be amortized annually over five (5) years by five (5) cash installments of 20% of Principal Amount each, payable at each anniversary of the Note.
Maturity: The entire outstanding principal balance and all accrued and unpaid interest shall become fully due and payable on the five (5) year anniversary of the issuance of the Note (the "Maturity Date").
Prepayment: Highwater may prepay all or portion of the outstanding debt at any time after the one year anniversary of the issuance of the Note upon no less than thirty (30) days' prior written notice ("Repayment Notice") stating the amount intended to be repaid ("Repayment Amount"); provided that no such repayment shall be made if Butamax provides notice during such thirty (30) days period that it is exercising its conversion right with respect to the Repayment Amount.
Conversion: Butamax or any assignee of Butamax ("Holder") may elect at any time to convert all or a portion of the Principal Amount outstanding with accrued and unpaid interest thereon to Units (as defined in the Member Control Agreement) of Highwater.
Any conversion into membership interests in Highwater shall be made at a value equal to five thousand and one dollars ($5001) per unit or the appraised fair market value, whichever is higher. Appraised fair market value shall be the average of two appraisals, one appointed by each Party.
Security: Highwater shall provide security for its obligations under the convertible debt instrument and a separate security agreement governing such security ("Security Agreement") shall be entered into. Such security interest shall be subordinated to any senior debt of Highwater to the extent required by the terms of such senior debt.
Certain Covenants:
While any amount is due and owing to Butamax under the terms of the Note, Highwater shall not perform any of the following actions:

a)	make any dividend, distribution to its Members or redeem or repurchase Units, except as allowed by Senior Debt;

b)
enter into any agreement with any Third Party, including any Competitor, relating to license or incorporation of any technology for the production of corn oil or any biofuel other than ethanol and/or corn oil derived biodiesel;

c)	pre-pay any debt owed to a Third Party other than trade payables or Senior Debt;

d)
make any acquisitions (whether by the purchase of equity interests, merger or otherwise) for an aggregate value exceeding ten million dollars ($10,000,000) other than consumables required for operation of the plant;

e)
make any investment, including capital expenditures, in excess of five million dollars ($5,000,000) a year, other than for necessary and reasonable repairs / replacement or as specifically allowed by Senior Debt;

f)
make any asset sale in excess of one million dollars ($1,000,000), unless (i) the proceeds therefrom are used to repay debt of Highwater and (ii) the sale does not affect the ability of Highwater to operate its business;

Seniority:
The Note will be senior to all debt of Highwater other than:

(i).	First National Bank of Omaha Fixed Rate Note #0441;

(ii).	First National Bank of Omaha Variable Rate Note #0421;
(iii). First National Bank of Omaha Revolving Note #8591;

(iv).	US Bank / Oppenheimer Solid Waste Bonds; and

(v).	Any restructuring or refinancing of the debt as owed to FNBO and/or US Bank / Oppenheimer

Events of Default:
Each of the following shall constitute an event of default ("Event of Default"):

a)	Highwater's failure to pay on the Maturity Date the entire outstanding principal and all accrued and unpaid interest;

b)	Highwater's failure to pay amortization installments and interest when due;

c)	Highwater's failure to oversee or perform any covenant or agreement under the Note or the Security Agreement which is not cured within thirty (30) days;

d)
Highwater's commencement (or the commencement against Highwater) in any case, proceeding or other action relating to bankruptcy, insolvency, reorganization or relief of debtors or any other event threatening the business and/or assets of Highwater;

e)
the commencement against Highwater of any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof;

f)	Highwater's inability to, or admission in writing of its inability to, pay its debts as they become due;

g)	the dissolution or termination of Highwater's existence;

h)	any default under, or acceleration of, any indebtedness of Highwater or any of its subsidiaries to any person;

i)
the Security Agreement ceasing, for any reason, to be in full force and effect, or any of the parties thereto asserting such cessation, or any Lien (as to be defined in the Security Agreement) created by the Security Agreement ceasing to be enforceable and of the same effect and priority purported to be created thereby.
Upon the occurrence of any Event of Default, the entire Principal Amount outstanding with accrued and unpaid interest thereon and all other charges owing to Holder shall forthwith become immediately due and payable, without notice, demand or presentment. Without limitation of the foregoing, upon the occurrence of an Event of Default, Holder may, in addition to all rights and remedies available to it at law and under this debt instrument, exercise any or all of its rights under the Security Agreement.
In addition, upon an Event of Default, Highwater hereby grants to Butamax an irrevocable, non-exclusive, fully paid-up, worldwide license or (for third party rights) sublicense to use, assign, license or sublicense any intellectual property now owned, licensed (to the fullest extent permitted by such license), held for use or hereafter acquired by Butamax solely to the extent necessary or useful to enable Butamax to exercise such rights and remedies available under Butamax Agreements and at law or in equity at such time as it shall be lawfully entitled to exercise such rights and remedies, and for no other purpose. For clarity, such license or sublicense shall include access to all media in which any of the applicable intellectual property may be recorded, processed or stored and all computer programs related thereto.
Assignment: Butamax shall be entitled to assign, transfer and/or pledge its rights under the Note and the Security Agreement to a Butamax Party.